As filed with the Securities and Exchange Commission on February 4, 1998

                                                      Registration No. 333-37377

--------------------------------------------------------------------------------


                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                            ------------------------
                          POST-EFFECTIVE AMENDMENT NO.1
                                       TO
                                    FORM S-4
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------
                             LCI INTERNATIONAL, INC.
             (Exact name of registrant as specified in its charter)

                            ------------------------

             DELAWARE                           4813                   13-3498232
   (State or other jurisdiction     (Primary Standard Industrial    (I.R.S. Employer
 of incorporation or organization)   Classification Code Number)   Identification No.)

                              8180 GREENSBORO DRIVE
                                    SUITE 800
                             MCLEAN, VIRGINIA 22102
                                 (703) 442-0220

(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                               LEE M. WEINER, ESQ.
                       VICE PRESIDENT AND GENERAL COUNSEL
                             LCI INTERNATIONAL, INC.
                              8180 GREENSBORO DRIVE
                                    SUITE 800
                             MCLEAN, VIRGINIA 22102
                                 (703) 442-0220

 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                -----------------

                                    COPIES TO:

  PETER S. KOLEVZON, ESQ.                          JOSEPH A. HOFFMAN, ESQ.
  KRAMER, LEVIN, NAFTALIS & FRANKEL                J. DAVID WASHBURN, ESQ.
  919 THIRD AVENUE                                 ARTER & HADDEN
  NEW YORK, NEW YORK 10022                         1717 MAIN STREET, SUITE 4100
                                                   DALLAS, TEXAS 75201

                          DEREGISTRATION OF SECURITIES

         This Post-Effective Amendment No. 1 amends the Registration Statement on Form S-4 (Registration No. 333-37377) (the "Registration Statement") on which LCI International, Inc. (the "Registrant") registered 16,515,025 shares of common stock to be issued by the Registrant pursuant to a Merger Agreement dated September 17, 1997, among the Registrant, LCI Acquisition Corp. (a wholly owned subsidiary of the Registrant) and USLD Communications Corp. ("USLD"). The Securities and Exchange Commission declared the Registration Statement effective on November 7, 1997.

          The Registrant issued a total of 12,473,033 shares of its common stock pursuant to the Merger Agreement. This Post-Effective Amendment No. 1 is filed to deregister the shares of common stock of the Registrant to the extent they were not issued in connection with the Merger Agreement. Therefore, a total of 4,041,992 shares of the Registrant's common stock are to be deregistered upon the filing of this Post-Effective Amendment No. 1.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Post Effective Amendment No. 1 to Registration Statement No. 333-37377 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of McLean, Commonwealth of Virginia, on February 4, 1998.


                                             LCI INTERNATIONAL, INC.


                                             By: /s/ Joseph A. Lawrence
                                                --------------------------------
                                             Name: Joseph A. lawrence
                                             Title:  Chief Financial Officer and
                                             Executive Vice President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons on February 4, 1998 in the capacities indicated below.

SIGNATURE
TITLE

             *
-----------------------------------------
H. Brian Thompson
Chairman of the Board, Chief Executive
Officer and Director (Principal Executive
Officer)

             *
-----------------------------------------
Richard E. Cavanagh
Director

             *
-----------------------------------------
William F. Connell
Director

             *
-----------------------------------------
Julius W. Erving, II
Director


             *
-----------------------------------------
Douglas M. Karp
Director


 /s/ Joseph A. Lawrence
-----------------------------------------
Joseph A. Lawrence
Chief Financial Officer and Executive Vice
President
(Principal Financial and Accounting Officer)

              *
-----------------------------------------
George M. Perrin
Director



               *
-----------------------------------------
John L. Vogelstein
Director



* /s/ Joseph A. Lawrence
-----------------------------------------
 Name: Joseph A. Lawrence
 Attorney In Fact